UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2011, Joseph C. Cook, Jr, a member of our Board of Directors, adopted pre-arranged stock trading plans to sell a portion of the common stock that he holds in our company over time as part of his individual long-term strategy for asset diversification, tax and family financial planning. The stock trading plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our company’s policies regarding stock transactions.

Under his Rule 10b5-1 trading plans, Mr. Cook plans to sell up to 605,000 shares of our company’s common stock over an eleven-month period beginning on February 1, 2012 subject to minimum price thresholds and other sale date requirements as specified in his plans. Based on holdings as of December 22, 2011, if Mr. Cook completes all the planned sales under his stock trading plans, he and his affiliated entities would retain holdings of 2,189,465 shares of our common stock, including warrants to purchase common stock and vested and unvested options to acquire common stock.

The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: December 28, 2011	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer